Exhibit 10.1

AMENDMENT TO FORBEARANCE AND AMENDMENT AGREEMENT

THIS AMENDMENT TO FORBEARANCE AND AMENDMENT AGREEMENT (this “Amendment”) is made as of this 13th day of April, 2007, by and among Devcon International Corp., a Florida corporation (the “Company”), and CS Equity II LLC (the “Investor”).

Recitals

WHEREAS, the Company and Investor are parties to that certain Forbearance and Amendment Agreement, dated as of March 30, 2007 (the “Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement; and

WHEREAS, the Agreement requires the parties to, as soon as practicable, but no later than ten (10) Business Days of the date of the Agreement, agree to attach as Exhibit A to the Agreement a form of Amended and Restated Certificate of Designations (the “Amended Certificate of Designations”) setting forth certain revised terms of the Company’s Series A Convertible Preferred Stock, par value $.10 (the “Preferred Stock”), including, without limitation, a reduction in the conversion price of the Preferred Stock to $6.75, allowance for the accrual of dividends on the Preferred Stock at a rate equal to 10% per annum, which dividends may be payable in kind; and a revision of the definition of the Leverage Ratio (as such term is defined in the original Certificate of Designations), which revised definition shall provide for the Leverage Ratio to be calculated as a multiple of recurring monthly revenue (“RMR”) as opposed to EBITDA and a revision of the Maximum Leverage Ratio covenant set forth in the original Certificate of Designations to require such Maximum Leverage Ratio to equal 38x RMR, commencing on June 30, 2008; and

WHEREAS, the parties desire additional time to agree to the terms of such Amended Certificate of Designations.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Section 2(b) of the Agreement is hereby amended by deleting the words “ten (10) Business Days of the date hereof” and substituting the words “April 30, 2007” therefor.

2. Except as specifically amended hereby, the Agreement is and remains unmodified and in full force and effect and is hereby ratified and confirmed.

3. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Amendment and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AMENDMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

4. This Amendment may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

5. 8-K Filing. On or before 8:30 a.m., New York Time, by the second (2nd) Business Day following the date hereof, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Forbearance Agreements in the form required by the Securities Exchange Act of 1934, as amended, and attaching this Amendment (the “ 8-K Filing”). From and after the filing with the SEC of the 8-K Filing, the Company shall have disclosed any material nonpublic information delivered to the Investor by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide the Investor with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the 8-K Filing with the SEC without the express written consent of the Investor. Subject to the foregoing, neither the Company, its Subsidiaries nor the Investor shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Investor, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Investor, neither the Company nor any of its Subsidiaries shall disclose the name of the Investor in any filing, announcement, release or otherwise.

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IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Amendment to Forbearance and Amendment Agreement to be duly executed as of the date first written above.

COMPANY:

DEVCON INTERNATIONAL CORP.

By:	/s/ Robert Farenhem
Name:	Robert Farenhem
Title:	Chief Financial Officer

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Amendment to Forbearance and Amendment Agreement to be duly executed as of the date first written above.

INVESTOR:

CS EQUITY II LLC

By:	/s/ Keith Reuben
Name:	Keith Reuben
Title:	Authorized Signatory

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